UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with a current vacancy on the Audit Committee of the Board of Directors of TechTarget, Inc. (the “Company”), and in response to a telephone call on August 13, 2012 and subsequent email on August 14, 2012, in each case from the Company to Nasdaq, the Company received a letter from Nasdaq on August 14, 2012 indicating that, consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq is providing the Company a cure period in order to meet the criteria for the composition of its Audit Committee required by such rule. The Company intends to identify candidates and appoint a new director who satisfies the independence requirements of the Nasdaq Listing Rules no later than the earlier to occur of (i) the Company’s next annual meeting of stockholders or (ii) August 10, 2013; provided, that in the event that the next annual meeting of stockholders is held before February 6, 2013, no later than such date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: August 20, 2012	By:	/s/ Janice Kelliher
Janice Kelliher Chief Financial Officer and Treasurer